UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 5, 2008

YONGYE BIOTECHNOLOGY INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Nevada	333-143314	20-8051010
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6th Floor, Suite 608, Xue Yuan International Tower,
No. 1 Zhichun Road, Haidian District Beijing, PRC

(Address Of Principal Executive Offices) (Zip Code)

+86 10 8231 8626
(Registrant’s Telephone Number, Including Area Code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountants

On June 5, 2008, Yongye Biotechnology International, Inc. (the “Company”) was informed by its principal independent accountant, Bernstein & Pinchuk LLP (“B&P”) that it was resigning from its engagement with the Company, which resignation was effective immediately. B&P was engaged by the Company on March 5, 2008 and resigned as of June 5, 2008.

There were no disagreements between the Company and B&P on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, from the time of B&P’s engagement up to the date of resignation which disagreements, if not resolved to B&P’s satisfaction, would have caused B&P to make reference to the subject matter of the disagreement in connection with its report issued in connection with the audit of the Company’s financial statements. None of the reportable events described under Item 304(a)(1)(v)(A)-(D) of Regulation S-K occurred within the two fiscal years of the Company ended December 31, 2006 and 2007 and subsequently up to the date of resignation. The audit report of B&P on the financial statements of the Company as of December 31, 2007 did not contain any adverse opinion or disclaimer of opinion, and such audit report was not qualified or modified as to uncertainty, audit scope or accounting principles. Attached as Exhibit 16.1 is a letter from B&P addressed to the Securities and Exchange Commission stating that it concurs with the statements made by the Company in this Current Report on Form 8-K.

The Audit Committee of the Board of Directors of the Company is now engaged in interviewing and selecting a replacement independent accountant to perform the upcoming audit for the fiscal year ended December 31, 2008.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
16.1	Letter of Bernstein & Pinchuk LLP

YONGYE BIOTECHNOLOGY INTERNATIONAL, INC.

Date: June 11, 2008	By:	/s/ Zishen Wu
Name: Zishen Wu
Title: President and CEO